Exhibit 10.38

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”) is made as of February 28, 2013, by and between ARE-SEATTLE NO. 17, LLC, a Delaware limited liability company (“Landlord”), and KINETA, INC., a Washington corporation (“Tenant”).

RECITALS

A.

Landlord and Tenant are now parties to that certain Lease Agreement dated as of November 19, 2010, as amended by that certain First Amendment to Lease dated as of August 12, 2011, and as further amended by that certain Second Amendment to Lease dated as of August 28, 2012 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises (“Original Premises”) consisting of approximately 10,461 rentable square feet located in that certain real property located at 219 Terry Avenue North, Seattle, Washington (“Building”). The Original Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.

Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, (i) expand the size of the Premises by adding approximately 1,643 rentable square feet of space located on the basement floor of the Building, and (ii) revise the rentable square footage of the Project.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Expansion Premises. In addition to the Original Premises, commencing on the Expansion Premises Commencement Date (as defined below), Landlord leases to Tenant, and Tenant leases from Landlord, that certain portion of the Building commonly known as Suites B-3 and B-4, consisting of approximately 1,643 rentable square feet, as shown on Exhibit A attached hereto (the “Expansion Premises”).

2.	Delivery. Landlord shall deliver the Expansion Premises to Tenant on March 1, 2013 (“Expansion Premises Commencement Date”). The “Expansion Premises Rent Commencement Date” shall be June 1, 2013.

Except as set forth in this Third Amendment: (i) Tenant shall accept the Expansion Premises in their condition as of the Expansion Premises Commencement Date; (ii) Landlord shall have no obligation for any defects in the Expansion Premises; and (iii) Tenant’s taking possession of the Expansion Premises shall be conclusive evidence that Tenant accepts the Expansion Premises and that the Expansion Premises were in good condition at the time possession was taken.

Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Expansion Premises Commencement Date in a form substantially similar to the form of the “Acknowledgement of Commencement Date” attached to the Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Expansion Premises, and/or the suitability of the Expansion Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Expansion Premises are suitable for the Permitted Use.

3.	Premises. Commencing on the Expansion Premises Commencement Date, the defined terms “Premises” and “Rentable Area of Premises” on page 1 of the Lease are deleted in their entirety and replaced with the following:

“Premises: That portion of the Building containing approximately 12,104 rentable square feet, consisting of the (i) “Original Premises” containing approximately 9,390 rentable square feet consisting of the entire top floor of the Building and approximately 1,071 rentable square feet located in the basement of the Building, and (ii) “Expansion Premises” containing approximately 1,643 rentable square feet located in the basement of the Building, all as determined by Landlord, as shown on Exhibit A.”

As of the Expansion Premises Commencement Date, Exhibit A to the Lease shall be amended to include the Expansion Premises as shown on Exhibit A attached to this Third Amendment.

4.	Base Term. Commencing on the Expansion Premises Commencement Date, the defined term “Base Term” on page 1 of the Lease is deleted in its entirety and replaced with the following:

“Base Term: A term beginning (i) with respect to the Original Premises, on the Commencement Date, (ii) with respect to the Expansion Premises, on the Expansion Premises Commencement Date, and ending with respect to the entire Premises on February 28, 2017.”

5.	Base Rent.

a.

Original Premises. Tenant shall continue to pay Base Rent with respect to the Original Premises as set forth in the Lease.

b.

Expansion Premises. Commencing on the Expansion Premises Rent Commencement Date, Tenant shall pay Base Rent for the Expansion Premises at the same rate per rentable square foot per month that Tenant is then paying for the Original Premises, as increased during the Base Term as provided for in Section 4 of the Lease.

Notwithstanding anything to the contrary contained herein, for the period commencing on the Expansion Premises Rent Commencement Date through May 31, 2014, in addition to the Base Rent payable in connection with the Original Premises, Tenant shall only be required to pay Base Rent with respect to 807 rentable square feet of the Expansion Premises. Commencing on June 1, 2014, Tenant shall commence, in addition to the Base Rent payable in connection with the Original Premises, paying Base Rent with respect to the entire Expansion Premises.

6.	Rentable Area of Project. As of the date of this Third Amendment, the defined term “Rentable Area of the Project” on page 1 of the Lease is deleted in its entirety and replaced with the following:

“Rentable Area of Project: 30,960 sq. ft.”

7.	Tenant’s Share of Operating Expenses. Commencing on the Expansion Premises Commencement Date, the defined term “Tenant’s Share of Operating Expenses” on page 1 of the Lease is hereby deleted in its entirety and replaced with the following:

“Tenant’s Share of Operating Expenses: 39.096%”

Notwithstanding anything to the contrary contained herein, for the period commencing on the Expansion Premises Commencement Date through February 28, 2014, in addition to the Operating Expenses payable in connection with the Original Premises, Tenant shall only be required to pay Operating Expenses with respect to 807 rentable square feet of the Expansion Premises. During such period, Tenant Share of Operating Expenses shall be equal to 36.395%. Commencing on March 1, 2014, Tenant shall commence paying Operating Expenses with respect to the entire Premises.

8.	Miscellaneous.

a.

This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Third Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.

This Third Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents and assigns.

c.

This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Third Amendment attached thereto.

d.

Except as amended and/or modified by this Third Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment. In the event of any conflict between the provisions of this Third Amendment and the provisions of the Lease, the provisions of this Third Amendment shall prevail. Whether or not specifically amended by this Third Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.

[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

TENANT:

KINETA, INC.,
a Washington corporation

By:	/s/ Campion Fellin
Its:	Vice President of Operations

LANDLORD:

ARE-SEATTLE NO. 17, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a
Delaware limited partnership,
managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

		By:	/s/ Eric S. Johnson
		Its:	Vice President, Real Estate Legal Affairs

Exhibit A

Expansion Premises